Exhibit 10.64

Execution copy dated 8 January 2010

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DISTRIBUTION AND MANUFACTURING SERVICES AGREEMENT

FOR THE AMERICAS AND ISRAEL

Parties:

ViroPharma Biologics, Inc.

Stichting Sanquin Bloedvoorziening

8 January 2010

Execution copy dated 8 January 2010

CONTENTS

1.	Definitions and interpretation	2
2.	Grant of rights	8
3.	Joint Steering Committee and Development Issues	10
4.	Manufacturing and Supply	11
5.	Fees	17
6.	Capacity Schedule and Second Supplier	19
7.	Regulatory matters	23
8.	Representations and warranties	28
9.	Indemnification and insurance	29
10.	Force Majeure	31
11.	Term and termination	32
12.	Trademarks and Labeling	34
13.	Assignment and delegation	34
14.	Change of control VBI and ViroPharma Incorporated	35
15.	Non-compete	35
16.	Confidentiality	36
17.	Miscellaneous	37
18.	Entire Agreement	39
19.	Governing law and dispute resolution	39

APPENDICES:

Appendix 1	Annual Minimum Quantity

Appendix 2	Fees

Appendix 3	Determination net sales

Execution copy dated 8 January 2010

DISTRIBUTION AND MANUFACTURING SERVICES AGREEMENT FOR THE

AMERICAS AND ISRAEL

The undersigned:

I.	ViroPharma Biologics, Inc., a corporation, incorporated under the laws of the state of Delaware, having an address at 730 Stockton Drive, Exton, Pennsylvania 19341, United States of America (“VBI”);

on the one hand; and

II.	Stichting Sanquin Bloedvoorziening (Sanquin Blood Supply Foundation), a foundation (stichting), incorporated under the laws of The Netherlands, with its registered seat in Amsterdam, The Netherlands, having an address at Plesmanlaan 125, 1066 CX Amsterdam, The Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 41217565 (“Sanquin”), on the other hand are entering into this Distribution and Manufacturing Services Agreement for the Americas and Israel (this “Agreement”) as of this 8th day of January, 2010 (the “Effective Date”).

VBI and Sanquin hereafter collectively referred to as the “Parties” and each individually as “Party”.

Recitals:

A.	Sanquin and Lev Pharmaceuticals, Inc. (“LPI”) entered into that certain Distribution and Manufacturing Services Agreement, dated January 16, 2004, as subsequently amended and modified by formal amendments and letter agreements, including those dated January 30, 2006, January 31, 2006, September 24, 2007, June 4, 2008, July 15, 2008, August 6, 2008, December 22, 2008, December 23, 2008, May 29, 2009 and June 9, 2009 (as amended, and, collectively, the “Original Agreement”), pursuant to which Sanquin granted certain rights to LPI relating to the development and commercialization of the Product (as defined below) in the United States of America and certain other jurisdictions.

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B.	On October 13, 2008, the Product received approval for sales and marketing in the United States of America.

C.	On October 21, 2008, ViroPharma Incorporated acquired LPI and Sanquin had granted its consent for the Original Agreement to remain in full force and effect notwithstanding such change in control.

D.	On April 8, 2009, LPI merged with and into Lev Development Corp. and the surviving entity changed its name to ViroPharma Biologics, Inc.

E.	The Parties now wish to amend and restate the Original Agreement in its entirety, pursuant to this Agreement.

F.	On November 27, 2007 LPI and Sanquin’s Affiliate Centrale Afdeling voor Fractionering van het Rode Kruis cvba – Département Central de Fractionnement de la Croix-Rouge scrl (“CAF-DCF”) entered into a Quality Agreement with respect to US Source Plasma as starting material for Cinryze, and on November 29, 2007 LPI, CAF-DCF and Sanquin entered into a Quality Agreement regarding Cinryze from US Source Plasma as starting material (the “Original Quality Agreements”). The Parties intend to replace the Original Quality Agreements with a new quality agreement, and to use their best efforts to finalize such new quality agreement no later than *** (the “Quality Agreement”), and until such time will continue to operate under the Original Quality Agreements.

It is hereby agreed as follows:

1.	Definitions and interpretation

1.1.	Definitions. Capitalized words and expressions in this Agreement are defined words and expressions which shall have the following meanings:

Affiliate	any entity that, directly or indirectly through one or more other intermediaries, controls, is controlled by, or is under common control with a Party, wherein “control” and “controlled” means the possession of the power to direct the management and policies of the entity whether through ownership of voting securities, by contract or otherwise;

Agreement	this Distribution and Manufacturing Services agreement for the Americas and Israel;

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Annual Minimum Quantity	as defined in Section 4.12.1;

Applicable Law	means each law, rule, regulation, guideline or other requirement of a Regulatory Authority, including cGMP and the requirements set forth in any Regulatory Approval, in effect from time to time, which applies to the research, development, manufacture, marketing, distribution, and/or sale of the Product;

Batch	all material intended to have uniform character and quality that is produced in accordance with established parameters and according to a single manufacturing order during that same cycle of manufacture;

BLA	the approved biologics license application for Regulatory Approval of the Product in the United States of America, as amended;

Business Day	means any day (other than a Saturday or Sunday) on which banks are open for normal banking business in the Netherlands and the United States of America;

CAF-DCF	as defined in Recital F;

cGMP	current good manufacturing practices as described in parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto, and any comparable laws, rules or regulations under Applicable Law;

Capacity Schedule	as defined in Section 6.1;

Commercialization Plan for the Americas and Israel	as defined in Section 3.3;

Commercially Reasonable Efforts	with respect to a Party, the efforts and resources which would be used by that Party consistent with prevailing pharmaceutical industry standards for a company of similar size and scope to such Party with respect to a product or potential product at a similar stage in its development or product life and of similar market potential taking into account efficacy, safety, the

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competitiveness of alternative products in the market place or under development, the patent and other proprietary position of the product, the likelihood of obtaining Regulatory Approval, the commercial value of the product and other relevant factors;

Competitor	a manufacturer and/or distributor of a human C1 esterase inhibitor or another blood plasma-derived product approved under Applicable Law for marketing for the same or comparable clinical indications as the Product;

Confidential Information	the terms and conditions of this Agreement and any information relating to the subject matter of this Agreement, including but not limited to the Technology, provided by the Disclosing Party to the Receiving Party, provided, however, that Confidential Information shall not include any such information that the Receiving Party can demonstrate: (a) was known to the Receiving Party at the time of disclosure by the Disclosing Party (other than through receipt from the Disclosing Party or its Affiliates), as can be established by written documentation; or (b) was generally available to the public or was otherwise part of the public domain at the time of such disclosure or became generally available to the public or otherwise part of the public domain after such disclosure other than through any act or omission of the Receiving Party in breach of this Agreement; or (c) became known to the Receiving Party after disclosure by the Disclosing Party through a non-confidential disclosure from a source that was not under an obligation of confidentiality to the Disclosing Party; or (d) was independently developed by the Receiving Party where such independent development can be established by written documentation;

Disclosing Party	a Party that discloses its Confidential Information to the other Party;

Effective Date	as defined in the preamble;

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EMEA	the European Medicines Evaluation Agency;

FDA	the U.S. Food and Drug Administration;

Force Majeure Event	as defined in Section 10.1;

Handling Services	as defined in Section 4.3.1;

Intermediates	plasma intermediate fractions manufactured from Source Plasma used in the manufacture of Product;

Launch	as the case may be, the commercial launch of the Product in a new country in the Territory; a substantial increase in the amount of Product manufactured by Sanquin or by any Third Party resulting from capacity expansion as reflected in the Capacity Schedule; and/or the commercial launch of additional or new dosage strengths and/or formulations of the Product; and/or the commercial launch of the Product for new or additional indications;

Manufacturing Facilities	Sanquin’s manufacturing facility located at Plesmanlaan 125, P.O. Box 9190, 1006 AD, Amsterdam, The Netherlands (which may be further identified as the “Amsterdam Manufacturing Facility”), and CAF-DCF’s manufacturing facility, located at avenue de Tyras 109, B-1120, Brussels, Belgium (and may be further identified as the “Brussels Manufacturing Facility), and a manufacturing facility of any subcontractor of Sanquin as approved by VBI; and each is a “Manufacturing Facility”;

Minimum Yield	the minimum amount of Units of final Product per liter of Source Plasma, as determined in accordance with the provisions of Section 4.9.1;

Original Agreement	as defined in Recital A;

Product	C1 esterase inhibitor derived from Source Plasma as manufactured by Sanquin, its Affiliates and/or its subcontractor(s) in accordance with the Specifications;

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PV Agreement	as defined in Section 7.7.1;

Quality Agreement	as defined in Recital F;

Raw Materials	the Source Plasma, excipients and associated manufacturing components, all of which are utilized for manufacturing the Product;

Receiving Party	a Party that receives Confidential Information from a Disclosing Party, including, but not limited to, employees, directors and officers of such Party;

Regulatory Approval	any registration, permit, license, authorization or approval or any application therefor, filed with or granted by a Regulatory Authority that is required under Applicable Law for the distribution, sale and marketing of the Product, including, without limitation, the BLA;

Regulatory Authority	any supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity, including the FDA, the European Commission (including the EMEA), and any other entity exercising regulatory authority with respect to the manufacture, marketing and/or sale of the Product;

Residual	the cryo-paste as well as the residual plasma remaining after depletion of VBI owned Source Plasma for cryo-precipitate, PCC clotting-factors and C1 esterase inhibitor;

Semiannual Period	each six-month period, from January through June, and from July through December;

Source Plasma	the fluid portion of human blood collected by plasmapheresis and intended as source material for further manufacturing use, as obtained from US licensed collection centers;

Specifications	the specifications for the Product as reflected in the BLA, any other Regulatory Approval, and the Quality Agreement;

Target Countries	those specific countries or groups of countries, identified

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from time to time in the Commercialization Plan for the Americas and Israel, in which VBI will be using its Commercially Reasonable Efforts to seek Regulatory Approval for the Product, in accordance with the timeframes and any other conditions set forth in the Commercialization Plan for the Americas and Israel;

Technology	all technical information, whether tangible or intangible, including (without limitation) any and all data, techniques, discoveries, inventions, manufacturing processes, formulations, analytical methods, know how, patents (including any divisional, continuation, extension, reissue, reexamination certificate, or renewal patents), patent applications, inventor certificates, trade secrets, methods of production and other proprietary information, that Sanquin has rights to (as either owner, licensee or sublicensee), or may hereafter obtain rights to, relating to the Product;

Territory	(i) all countries in North, Central and South America, with the exception of the Dutch Overseas Territories, Argentina and Brazil, and (ii) Israel (including the Palestinian Authority);

Third Party	any person or entity that is not VBI or Sanquin or one of their Affiliates;

Unit	the unit of enzymatic activity for C1 Esterase Inhibitor, as specified in the BLA;

Valid Delaying Event	as defined in Section 2.3;

VBI Portion	as defined in Section 6.1;

Vial	a glass container with five-hundred (500) Units, as specified in the BLA.

1.2.

Rules of Construction. For the purpose of this Agreement, except as otherwise expressly provided herein or unless the context requires otherwise: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to “Sections” and other subdivisions and to “Appendix(ices)” without reference to a document, are to

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designated sections and other subdivisions of and to appendices to this Agreement; (c) the term “including” means “including but not limited to”; and (d) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement in whole and not to any particular provision.

2.	Grant of rights

2.1.	VBI rights.

2.1.1.	VBI shall have and Sanquin hereby grants to VBI:

a	the exclusive right and license to distribute, market, offer for sale, sell, import, export, and promote the Product in the Territory provided that such Product shall be manufactured by Sanquin (and its Affiliates and/or Sanquin’s subcontractors) as further set out in Section 4 hereof; and

b	the exclusive right to apply for as well as to obtain and to hold Regulatory Approvals in the Territory, including the right to reference the Technology to support Regulatory Approvals in the Territory to the extent necessary to comply with Applicable Law.

2.2.	Sublicenses.

2.2.1.

The rights and license granted to VBI under Section 2.1 shall include the right to grant sublicenses (or further rights of reference), provided that (i) any sublicense of all or substantially all of the rights licensed to VBI hereunder to a Third Party shall require the prior written approval of Sanquin which may be granted or withheld in Sanquin’s sole discretion, and (ii) any sublicense of all or substantially all of the rights licensed to VBI hereunder to a Third Party for a particular country or countries within the Territory shall require the prior written approval of Sanquin, such approval not to be unreasonably withheld. If Sanquin does not respond to VBI’s request for Sanquin’s approval of any such sublicense contemplated by Section 2.2.1(ii) to a Third Party within *** Business Days after the date of receipt of VBI’s request, then such approval shall be deemed given by Sanquin. VBI’s obligations hereunder shall not be affected by the sublicense of any or all of its rights hereunder. VBI shall provide to Sanquin a written notice setting forth in reasonable detail the nature of such sublicense and the identity of the sublicensee. Immediately upon entering into a sublicense agreement (with the prior written approval of Sanquin), VBI shall provide to Sanquin a copy of such executed sublicense agreement. Any material amendment to such agreement shall require the prior written approval of Sanquin, it being understood that with respect to a sublicense agreement contemplated by Section 2.2.1(ii)

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above, Sanquin’s approval of any amendment thereof shall be deemed given if Sanquin does not respond to VBI’s request for Sanquin’s approval of such amendment within *** Business Days after the date of receipt of VBI’s request. VBI guarantees the performance of its sublicensees and the grant of any such sublicenses shall not relieve VBI of its obligations under this Agreement. Any such sublicense agreements shall be consistent with and subject to the terms and conditions of this Agreement.

2.2.2.	Notwithstanding any provision to the contrary in this Agreement, if VBI desires to utilize one or more Third Parties to perform certain tasks pursuant to VBI’s clinical research program, VBI, may, as part of such contract, grant to such Third Party a nonexclusive, nontransferable, nonsublicensable license or sublicense, as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Third Party to perform such tasks under VBI’s clinical research program and subject to the discussion of the granting of such (sub)license by the Parties within the scope of the JSC. VBI guarantees the performance of any such sublicensees and the grant of any such sublicenses shall not relieve VBI of its obligations under this Agreement.

2.3.	Lapse of VBI rights. In the event that VBI shall not have used its Commercially Reasonable Efforts to file an application for Regulatory Approval for the Product in any Target Country in accordance with the timeframes set forth in the Commercialization Plan for the Americas and Israel, or in the event that VBI shall not have used its Commercially Reasonable Efforts to commercially launch the Product in any Target Country in accordance with the timeframes set forth in the Commercialization Plan for the Americas and Israel (except in both cases as a result of (a) a Force Majeure Event, or (b) VBI’s good faith reasonable determination regarding the advisability, from a regulatory or commercial perspective, of proceeding as originally planned in the Commercialization Plan for the Americas and Israel, including as a result of Sanquin’s failure or inability to supply Product or withholding of consent or any other action or omission of Sanquin that affects the timing or feasibility of any of the events described in the Commercialization Plan for the Americas and Israel and, in all cases discussed and approved by the Parties within the scope of the JSC (each, a “Valid Delaying Event”)), upon delivery of written notice by Sanquin, if VBI has not taken corrective action within *** days of the date of such notice (such action to be demonstrated by VBI), Sanquin may decide that VBI’s rights as set out in Section 2.1 shall lapse with respect to such affected portion of the Territory, which decision shall be confirmed in writing by Sanquin to VBI.

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2.4.	Sanquin rights. Sanquin shall retain all rights to develop, distribute, market, offer for sale, sell, import and promote the Product outside the Territory. Sanquin is and remains at all time the exclusive owner of the rights to the Technology. VBI has no rights with respect to the Technology other than those expressly granted under this Agreement, and subject to the terms hereof.

3.	Joint Steering Committee and Development Issues

3.1.	Joint Steering Committee.

3.1.1.	Within thirty (30) days after the Effective Date, the Parties shall form a joint steering committee (the “JSC”) consisting of an equal number of representatives of each Party. The Parties agree that the JSC shall be a consultation body. Within the scope of the JSC (or any subcommittee thereof as may be established by the Parties), the Parties shall:

a	approve of (amendments, modifications or updates to) the Commercialization Plan for the Americas and Israel;

b	report progress and communicate the status of each Party’s performance of its obligations under this Agreement, including the implementation of the Commercialization Plan for the Americas and Israel;

c	establish and periodically update the Capacity Schedule;

d	agree on the terms of the PV Agreement;

e	agree on the terms of the Quality Agreement;

f	establish a structured improvement program relating to the manufacturing of the Product, including: developing *** if and to the extent possible, it being understood that any *** relating to a modification of the ***, if any, will be exclusively for the benefit of Sanquin;

g	confer regarding additional related matters at the request of either Party;

h	discuss matters including but not limited to (i) pre-clinical and clinical development strategy; (ii) analysis and assessment of ongoing pre-clinical and clinical development of Product; (iii) regulatory and quality assurance matters; and (iv) manufacturing.

In addition, the operation of the JSC shall be as follows:

3.1.2.

VBI and Sanquin shall each appoint *** representatives as their representatives to serve on the JSC, it being understood that the Parties may at any time agree to change such number of representatives to be appointed by each Party. The

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representatives of a Party may be changed from time to time at the discretion of that Party upon written notification by the Party making such change to the other. The Parties shall take turns appointing one of their representatives to serve as chairperson of the JSC for a *** year term.

3.1.3.	The JSC shall meet from time to time as determined by the JSC members. It is expected that the JSC shall meet in person at least once in each calendar quarter, at a location to be agreed by the Parties. Minutes of all meetings will be prepared and circulated by the Party hosting the meeting within *** days of such meeting. A meeting may be held by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.2.	Subcommittees. The JSC may, at its discretion and from time to time, establish subcommittees consisting of equal numbers of representatives of each Party for the purpose of performing the functions designated by the JSC. Such subcommittees shall report to the JSC to prepare for JSC meetings and to support the consultation process at the JSC meetings.

3.3.	Commercialization of Product. Pursuant to and subject to the terms of this Agreement, VBI shall use its Commercially Reasonable Efforts to commercialize the Product in the Territory, with the goal of obtaining Regulatory Approval and commercial sales of the Product in the Target Countries. Within *** days of the Effective Date, the Parties agree to jointly submit to the JSC for approval by the Parties a commercialization plan for the Americas and Israel (the “Commercialization Plan for the Americas and Israel”) that identifies Target Countries and describes the obtaining of Regulatory Approval in Target Countries. Either Party may, from time to time, submit amendments, modifications or updates to the Commercialization Plan for the Americas and Israel to the JSC for approval by the Parties. VBI agrees to use its Commercially Reasonable Efforts to conduct its development work consistent with the Commercialization Plan for the Americas and Israel. Each Party shall cooperate with and provide reasonable support to the other Party in such Party’s conduct of development as provided in the Commercialization Plan for the Americas and Israel.

4.	Manufacturing and Supply

4.1.	Manufacturing of Product by Sanquin for VBI. Sanquin shall manufacture the Product for VBI as ordered by VBI. All Product shall be manufactured by Sanquin and/or on behalf of Sanquin by its Affiliates and/or its subcontractor(s) on a toll manufacturing basis, using Source Plasma as supplied to Sanquin by VBI.

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4.2.	Supply of Source Plasma by VBI to Sanquin.

4.2.1.	VBI shall supply to Sanquin sufficient quantities of Source Plasma required for the manufacture of the Product, ***. VBI shall deliver such Source Plasma at CAF-DCF’s plasma warehouse in Buggenhout, Belgium, at VBI’s ***.

4.2.2.	The Parties acknowledge and agree that Sanquin’s obligation to manufacture Product for VBI is subject to the supply of sufficient quantities of Source Plasma to Sanquin.

4.3.	Handling of Source Plasma.

4.3.1.	Sanquin shall procure that upon receipt of Source Plasma at the warehouse in Buggenhout, Belgium, CAF-DCF shall provide the following services:

a	take in and store the Source Plasma, up to a maximum of ***% of the volume of Source Plasma required to manufacture such volume of Product as (anticipated to be) ordered for the next ***-month-period according to the latest Semiannual Forecast, it being understood that a temporary excess of such maximum is permitted with the prior approval of Sanquin;

b	assemble the Source Plasma into batches ready for manufacturing;

c	subsequently transport such batches to the relevant Manufacturing Facility for the manufacture of the Product,

collectively: (the “Handling Services”), such Handling Services to be carried out in accordance with the Quality Agreement.

4.3.2.	Sanquin shall carry out the Handling Services with due care.

4.3.3.	Subject to any agreements that VBI or its Affiliates has/have with any Third Parties, Sanquin may purchase from VBI such Residuals of Source Plasma as are, as of the time of such purchase, in surplus to the needs of VBI (to the sole discretion of VBI) at such reasonable prices to be agreed upon in writing between the Parties. Any remaining Residuals not purchased by Sanquin will be stored and maintained by Sanquin in the plasma warehouse of CAF-DCF in Buggenhout, up to a maximum volume of Residuals equal to ***% of the volume of Source Plasma required to manufacture such volume of Product as (anticipated to be) ordered for the next ***-month-period according to the latest Semiannual Forecast (it being understood that a temporary excess of such maximum is permitted with the prior approval of Sanquin) and/or otherwise made available for sale to other parties as VBI shall determine. The Parties agree to negotiate in good faith on any fees for these additional services.

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4.3.4.	In the event that any Source Plasma or Residuals thereof is/are lost or destroyed when providing the Handling Services, Sanquin shall be liable for the ***, subject to the provisions of Section 9.1.

4.4.	Forecasts and Orders.

4.4.1.	At least *** days prior to the first day of each Semiannual Period during the Term, VBI shall deliver to Sanquin a written, good faith *** month forecast of the volume of Product that VBI then anticipates will be required to be produced and delivered to VBI during that *** month period (the “Semiannual Forecast”). The first *** months of the Semiannual Forecast shall contain VBI’s volume requirements for Product by month (the “Firm Portion”), which shall be binding on the Parties. The remaining *** months of the Semiannual Forecast shall contain VBI’s non-binding then-anticipated volume requirements for Product by calendar *** only.

4.4.2.	As part of each Firm Portion, VBI shall place firm orders with Sanquin, setting forth Units (or any other measurement agreeable to both Parties), the various countries such Units shall be delivered to, anticipated delivery dates and shipping instructions with respect to each shipment of Product for delivery. Actual supply and shipment shall then take place pursuant to purchase orders which are in a form and according to a working procedure mutually acceptable to VBI and Sanquin and consistent with the terms of this Agreement.

4.4.3.	Sanquin shall not be obligated to accept any Firm Portion to the extent the quantity of Product ordered pursuant to such Firm Portion exceeds ***% of the quantity of Product that was anticipated to be ordered for the same Semiannual Period according to the immediately preceding Semiannual Forecast. Notwithstanding the foregoing limitations, Sanquin shall use commercially reasonable efforts to fill such order for such excess quantities from available supplies, and Sanquin shall use commercially reasonable efforts to notify VBI within *** days after receipt of an order of Sanquin’s ability to fill any amounts of such order in excess of the quantities that Sanquin is obligated to supply. VBI shall notify Sanquin as soon as possible of an increase in VBI’s requirements for Product materially in excess of the limits set forth herein. In any event the quantity of Product required to be supplied by Sanquin to VBI under this Agreement shall in any calendar year not exceed the maximum amount as established for the VBI Portion in the Capacity Schedule for such year unless agreed otherwise between the Parties.

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4.4.4.	In the event that VBI submits any Firm Portion for Product for less than the ***% of the quantity of Product that was anticipated to be ordered for the same Semiannual Period according to the immediately preceding Semiannual Forecast, Sanquin nevertheless shall have the right to supply and ship to VBI (in accordance with the shipping instructions most recently supplied by VBI) ***% of the quantity of Product set forth in the immediately preceding Semiannual Forecast for such Semiannual Period. VBI shall notify Sanquin as soon as possible of a decrease in VBI’s requirements for Product materially below the limits set forth herein. In the event of such a decrease, Sanquin shall use commercially reasonable efforts, but shall not be required, to reduce accordingly.

4.4.5.	Notwithstanding the foregoing, the Parties may mutually agree to a forecasting and ordering procedure in advance of any Launch.

4.5.	Conformity.

4.5.1.	The Product shall be manufactured by Sanquin at the Manufacturing Facilities and according to the manufacturing process as set forth in the Specifications (including the BLA and any other Regulatory Approvals).

4.5.2.	The above manufacturing shall include, without limitation, applying all Product labeling and package inserts and properly packing the Product for shipment as required by the applicable Regulatory Authority.

4.6.	VBI will advise Sanquin in writing of any proposed modifications to the Specifications. Sanquin shall determine whether such proposed modifications are feasible from both a technical and a cost-effectiveness perspective and shall implement said modifications upon written acceptance thereof. Similarly, Sanquin shall advise VBI in writing of any proposed or required changes to the Specifications prior to the implementation thereof. The Parties agree that the procedure for approving changes to the Specifications shall be elaborated in the Quality Agreement.

4.7.	Quality control.

4.7.1.	Sanquin shall conduct, or cause to be conducted, quality control testing of Product prior to shipment to VBI, in accordance with the Specifications (the “Quality Testing”). The Quality Testing shall include all release testing as required by the applicable Regulatory Authorities. Sanquin shall retain records pertaining to the Quality Testing. Each shipment of Product hereunder shall be accompanied by a certified quality control protocol and certificate of analysis for each Batch of Product therein.

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4.7.2.	Sanquin shall make the final Product available for VBI at Sanquin’s Manufacturing Facility. The final Product shall include all Product labeling, package inserts, proper packing for shipment and a certified quality control protocol and certificate of analysis for each Batch of Product as referred to in Section 4.7.1 above. VBI shall be responsible for collection of such final Product at the Manufacturing Facility and shipment thereof to VBI.

4.7.3.	VBI shall accept or reject the Product in accordance with the procedures as set forth in the Quality Agreement.

4.8.	Shortage of Product. In addition to the obligations set forth in Section 10 relating to a Force Majeure Event, Sanquin shall notify VBI: (a) as promptly as possible, but in any event no more than *** days after Sanquin’s receipt of a firm purchase order from VBI, or (b) immediately upon becoming aware of Sanquin’s inability to supply the quantity of Product to VBI that Sanquin is required to supply hereunder under the timeframe required hereunder, of Sanquin’s inability to supply such quantities of Product. In such event, Sanquin shall allocate all available resources to remedy such shortage in the manner and to the extent that Sanquin provides to its *** including, for such purposes, ***.

4.9.	Minimum Yield Source Plasma.

4.9.1.	As of the Effective Date, the Minimum Yield is *** per liter of Source Plasma. In the first *** of each calendar year the JSC will establish a new Minimum Yield value for that particular calendar year, as well as the mechanism on which such yield standard will be based, taking into account, among other factors, the actual, average outcome of Batches of Product manufactured during the previous calendar year as well as any changes to the Source Plasma and other factors as may be identified by either Party or both Parties from time to time.

4.9.2.	In the event of an actual yield identified of less than the Minimum Yield, Sanquin shall be liable for the *** of the Source Plasma ***.

4.10.	Title to Source Plasma.

4.10.1.	It is acknowledged and agreed that the Product is manufactured by Sanquin for VBI on a toll manufacturing basis; therefore -except as set forth in the next sentence- title to all Source Plasma, all work in process to manufacture Product, including the Intermediates, all completed Product, and Residuals, shall not be in Sanquin. For the avoidance of doubt, such Residuals exclude any Residuals that have been sold and transferred by VBI to Sanquin.

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4.11.	Quality Agreement. In accordance with their best efforts on ***, the Parties shall enter into the Quality Agreement, specifying operational routines between the Parties concerning (among other things) the origin, collection, delivery, intake, handling, processing, storage and testing of Source Plasma and the manufacture (including formulation, filling, testing, packaging, release and procedures for acceptance and rejection) of Product from such Source Plasma as well as the shipment and storage of the final Product. The Parties shall discuss and agree on the terms of the Quality Agreement within the scope of the JSC. The Quality Agreement will be subject to and consistent with the terms of this Agreement and the Specifications, and in the event of conflict between terms of this Agreement and/or the Specifications, as applicable, on the one hand, and the Quality Agreement on the other hand, this Agreement or the Specifications, as applicable, will govern, it being agreed that more specific provisions in the Quality Agreement shall not be deemed a conflict.

4.12.	Minimum Purchase Requirement.

4.12.1.	Notwithstanding any provision in this Agreement to the contrary, in each calendar year during the Term beginning in calendar year ***, VBI shall purchase from Sanquin no less than a minimum quantity of Product as established by the Parties for such calendar year (the “Annual Minimum Quantity”). The Parties agree that during calendar years ***, the Annual Minimum Quantity shall be equal to *** Units of the Product, and that ***; provided, however, that VBI shall purchase no less than *** Units of Product from Sanquin under this Agreement.

4.12.2.	The purchase obligations set forth in Section 4.12.1 are on a take or pay basis. This means that in the event that VBI does not purchase the Annual Minimum Quantity during any calendar year, and/or does not purchase at least *** Units under this Agreement in each of the calendar years ***, VBI shall be obligated to pay to Sanquin within *** days following the end of the subject calendar year an amount equal to the difference in amounts actually paid for the Product purchased during that calendar year and the amount that would have been paid had VBI purchased the Annual Minimum Quantity during that calendar year. The foregoing shall be Sanquin’s sole remedy for VBI’s failure to meet its obligations under Section 4.12.1 for such calendar year; provided, however, that, in the event that VBI breaches its obligations under Section 4.12.1 and also fails to make the payment described in this Section 4.12.2, then Sanquin shall have the right to terminate this Agreement in accordance with the provisions of Section 11.2.1(i)(b) and/or to seek performance of VBI’s payment obligations under this Section 4.12.2.

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4.12.3.	The Parties agree that the Annual Minimum Quantity for any calendar year shall be reasonably and proportionately reduced for such calendar year in the event that Sanquin and/or Sanquin’s Affiliates fails for any reason (other than due to the fault of VBI or any Affiliate of VBI), including due to a Force Majeure Event, to manufacture and deliver (a) Product to VBI in accordance with the requirements of this Agreement; or -only with respect to calendar years ***- (b) any other C1 esterase inhibitor plasma-derived product to any Affiliate of VBI in accordance with the requirements of any other agreement. For the avoidance of doubt, in the event of a reduction described in this Section 4.12.3, such reduced amount shall not be carried forward to the following calendar year.

4.12.4.	Beginning in ***, the Parties shall enter into good faith negotiations for the purpose of establishing the Annual Minimum Quantity for the *** calendar years beginning in ***, taking into account all relevant factors, including product exclusivity in the applicable countries in the Territory, the competitiveness of alternative products in the market place or under development, the commercial value of the Product and other relevant factors. Thereafter, for calendar years subsequent to ***, the Parties shall similarly enter into good faith negotiations for the purpose of establishing the Annual Minimum Quantity for such calendar years reasonably in advance of such calendar years. In all cases, the Parties shall reflect their agreement in writing in Appendix 1 hereto.

5.	Fees

5.1.	Handling Services fee. VBI shall pay to Sanquin a fee for the Handling Services as set out in article 2 of Appendix 2.

5.2.	Manufacturing fee.

5.2.1.	VBI shall pay to Sanquin a fee for the manufacturing of the Product as set out in article 3 of Appendix 2.

5.2.2.	Without prejudice to the annual indexation of the manufacturing fee as set out in Appendix 2, the manufacturing fee may be increased or decreased in accordance with the following:

a	as agreed to by both Parties through good faith negotiations in order to: (i) cover Sanquin’s *** due to a significant change in manufacturing as a result of Product improvement or regulatory requirements; or (ii) *** as a result of the implementation of any *** if and to the extent *** can be *** between the Parties and excluding any *** relating to a modification of the ***, if any, which *** will be exclusively for the benefit of Sanquin;

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b	as agreed to by both Parties through good faith negotiations in order to cover an *** in Sanquin’s *** in relation to this Agreement, if such *** is the result of a future event that is industry-wide and not the result of an event for which Sanquin can be blamed; and

c	as agreed to by both Parties through good faith negotiations in the event of a significant change in (i) *** or (ii) *** of the Product as a result of regulatory requirements.

5.2.3.	In addition to what is set out in Section 5.2.2 above, the Parties acknowledge and agree that the engagement of a Second Supplier (as referred to in Section 6.5) will lead to extra costs (in relation to the duplication of the manufacturing facility) which extra costs will lead to ***. The Parties agree that they shall negotiate in good faith the amount of such ***.

5.3.	Batch release fee. VBI shall pay to Sanquin a fee for services related to the release of each Batch as set forth in article 4 of Appendix 2.

5.4.	Denomination. All fees in this Agreement are in euros and excluding VAT.

5.5.	Invoices.

5.5.1.	Sanquin shall invoice VBI for the manufacturing fee for the Product manufactured for VBI and the Batch release fee upon completion of each purchase order of Product. All such invoices shall be due and payable within *** calendar days after the date of invoicing. Sanquin shall reference VBI’s purchase order on all invoices. Sanquin shall direct invoices for the manufacturing fee and the Batch release fee as instructed by VBI.

5.5.2.	Sanquin shall invoice VBI for the Handling Services fee periodically. All invoices for the Handling Services fee shall be due and payable within *** calendar days after the date of invoicing. Sanquin shall direct invoices for the Handling Services fee as instructed by VBI.

5.5.3.	In the event of a delay in payment of an invoice, statutory commercial interest (wettelijke handelsrente) within the meaning of article 6:119a of the Dutch Civil Code will be due by VBI with respect to the invoiced amount, such interest to be calculated over the period as from the date following the due date of the invoice until and including the date of the actual payment of the invoice.

5.6.	Consistency. Without prejudice to the annual indexation as set out in Appendix 2, the Handling Services fee and the Batch release fee set forth in this Section 5 shall remain constant regardless of whether Sanquin or any of its Affiliates or subcontractors manufactures the Product, or any portion thereof, and regardless of the Manufacturing Facilities used for the manufacture of the Product.

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6.	Capacity Schedule and Second Supplier

6.1.	The Capacity Schedule. In the *** the Parties shall within the scope of the JSC establish a capacity schedule based on the Parties’ good faith estimate of the total requirements for C1 esterase inhibitor for the next calendar years, ***, which requirements shall comprise ***. These total requirements shall be balanced against Sanquin’s aggregate manufacturing capacity for C1 esterase inhibitor (including the capacity of any Affiliate and/or subcontractor capable of acting as a Second Supplier (as defined in Section 6.5), if any) (the “Capacity Schedule”). The Capacity Schedule shall be updated within the scope of the JSC no less frequently than annually, and shall include projects identified by the Parties to enhance manufacturing capacity. Furthermore as soon as practicable in *** the Parties shall negotiate in good faith, taking into account all applicable factors, to establish the Capacity Schedule for the next *** calendar years after ***, and so on. The Capacity Schedule may comprise, from time to time, projects that are in process as well as projects that will be implemented by the Parties, such as the projects set out in Sections 6.2 and 6.3 below.

6.2.	In-Process Projects.

6.2.1.	Existing Industrial Scale Project. Sanquin is in the process of implementing structural and equipment changes to the Amsterdam Manufacturing facility and to the Brussels Manufacturing Facility, as further described in the Capacity Schedule (the “Existing Industrial Scale Project”).

6.2.2.	Under the Existing Industrial Scale Project, VBI has funded a total investment of *** euros, through a loan facility upon the terms set forth in Section 6.4 (the “Loan 1”), such loan covering ***% of the capital investment required for the Brussels Manufacturing Facility, and ***% of the capital investment required for the Amsterdam Manufacturing Facility. Sanquin shall provide the remaining ***% of the funding required to complete the Existing Industrial Scale Project as it relates to the Amsterdam Manufacturing Facility and shall use Commercially Reasonable Efforts to obtain Regulatory Approval to be able to manufacture the Product in such facility no later than ***.

6.2.3.

In addition, Sanquin agrees to fund any necessary non clinical studies required as a result of the scale up resulting from the Existing Industrial Scale Project (“Scale Up”), including but not limited to conformance lot production (it being understood that the Source Plasma required for such conformance lot production

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will be supplied to Sanquin by VBI, free of charge) and testing, comparability testing between product from the licensed facility/process and the scaled up facility/process, and any other non-clinical studies required by the Regulatory Authorities to obtain approval of the Scale Up.

6.2.4.	Small-Scale Doubling. Sanquin has completed the implementation of labor management changes that allow for an initial scale-up of the manufacturing capacity without prior approval of a variation to the BLA (the “Small-Scale Doubling”), such Small-Scale Doubling to become operational ***.

6.3.	Additional Projects.

6.3.1.	Sanquin shall cause to be implemented structural and equipment changes to the Brussels Manufacturing Facility in accordance with the Capacity Schedule for the purpose of accommodating an automated bottle cutting facility and related equipment (the “Bottle Cutting Facility Addition-Brussels”), financed through a loan facility to be provided by VBI or any of its Affiliates in the amount of 5 million euros upon the terms set forth in Section 6.4 (the “Loan 2”). It is anticipated that the Bottle Cutting Facility Addition-Brussels will be completed in accordance with the timeframe set forth in the Capacity Schedule.

6.3.2.	The Loan 2 will be made available to Sanquin by way of transferring the amount of the Loan 2 to Sanquin’s bank account (as specified by Sanquin from time to time) in accordance with the following scheme:

January 15, ***	***
March 1, ***	***
June 1, ***	***
September 1, ***	***

6.4.	Repayment of the Loan.

6.4.1.

The Loan 1 and the Loan 2 shall hereafter collectively be referred to as the “Loan”. With respect to the Loan, Sanquin hereby agrees that: (i) the Loan shall be due and payable in full by the Maturity Date as defined in Section 6.4.2; (ii) no interest shall accrue on the outstanding principal amount of the Loan; (iii) Sanquin has credited VBI at the Effective Date *** and the remaining principal amount of the Loan outstanding from time to time shall be repaid by crediting VBI and/or any of its Affiliates a *** discount on the manufacturing fee per Unit of Product and/or any other C1 esterase inhibitor plasma-derived product delivered by Sanquin to VBI and/or such Affiliate(s) until the amount of such discount has been completely applied against the outstanding balance of the Loan; and

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(iv) Sanquin shall continue to conduct its operations in a manner substantially similar to its current operations for all periods prior to the repayment in full of the Loan.

6.4.2.	Given the Parties’ current understanding of the volumes of Product anticipated to be ordered by VBI in accordance with the provisions of Section 4.4, the discount per Unit of Product as under Section 6.4.1 allows Sanquin to pay back the Loan before January 1, *** (“Maturity Date”). Should VBI not order such anticipated volumes of Product then VBI shall waive the part of the Loan still outstanding as of the Maturity Date. Furthermore should this Agreement be terminated by Sanquin before the Maturity Date because of the uncured material breach of VBI, then VBI shall waive the part of the Loan still outstanding as of the date of termination. Also in the event of the filing of a petition for bankruptcy of VBI or any application for any equivalent insolvency proceedings in respect of VBI before the Loan has been fully paid back by Sanquin, the then outstanding balance of the Loan shall be forgiven.

6.4.3.	Should, on the other hand, the Agreement be terminated by VBI because of the uncured material breach of Sanquin before the Loan has been fully paid back, then Sanquin shall pay to VBI the remaining principal amount of the Loan outstanding as of the date of termination within *** days from such termination date. For purposes of clarity, the Parties expressly agree that an event as described in Section ***, shall not be considered a default by Sanquin. Should such event take place before the Loan has been fully paid back by Sanquin and result in ***, then VBI shall ***.

6.5.	Second Supplier.

6.5.1.	Sanquin shall use commercially reasonable efforts to enter into one or more manufacturing agreement(s) (“Subcontracting Agreement”), as the case may be, with one or more Affiliates, including possibly CAF-DCF, and/or Third Party subcontractors reasonably acceptable to VBI (“Second Supplier”), pursuant to which Subcontracting Agreement the Second Supplier shall be in a position to manufacture certain quantities of Intermediates and/or Product to be agreed upon by the Parties and to be included in the Capacity Schedule, and to provide for a back-up manufacturing facility in order to reasonably secure the manufacturing of Product under this Agreement (including in the event that any Manufacturing Facility is temporarily out of operation). Timing of the entry into of the Subcontracting Agreement, the terms of the Subcontracting Agreement and the identity of the Second Supplier shall be discussed and agreed between the Parties within the scope of the JSC. Sanquin shall provide VBI with a complete and accurate copy of each Subcontracting Agreement and any subsequent amendments, all of which shall be in writing.

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6.5.2.	In addition, in the event of any of the following events occurring during the Term:

a	the sale, lease, transfer, conveyance, or other disposition of all or substantially all of Sanquin’s assets;

b	the dissolution of Sanquin;

c	VBI’s termination of this Agreement as a result of Sanquin’s uncured material breach;

d	Sanquin’s premature termination of this Agreement in accordance with Section 11.1.2 below (for the avoidance of doubt: such event not including the termination of this Agreement upon expiry of the 18-year-renewal period as referred to in Section 11.1.2);

e	Sanquin files for bankruptcy;

f	a Force Majeure Event,

and only if such event shall result in Sanquin (including any successor of Sanquin) permanently ceasing to manufacture the Product, Sanquin hereby (i) grants and shall grant to VBI a *** (except as set forth in Section 6.5.4) perpetual license and access to the Technology; and (ii) assigns and shall assign to VBI each of the Subcontracting Agreements; provided that Sanquin shall remain liable with respect to any liabilities or obligations thereunder relating to the period prior to the effective date of such assignment. Each Subcontracting Agreement shall provide that the Second Supplier shall in such event still be entitled to use the Technology in order to manufacture the Product for VBI and shall have assignment provisions consistent with this paragraph.

6.5.3.	Sanquin shall notify VBI as promptly as reasonably possible upon becoming aware that any of the events as set out in Section 6.5.2 above is anticipated to occur or has occurred, as the case may be.

6.5.4.

In the event that VBI is granted a license and gets access to the Technology pursuant to Section 6.5.2 above, VBI will make a one-time payment to Sanquin (or any resulting successor company) in the amount of ***); provided, however, that VBI will not be obliged to make such payment if such payment has already been made by any of VBI’s Affiliates. In addition to the aforementioned payment, VBI will pay to Sanquin (or any resulting successor company) a royalty fee in the amount of ***% on net sales of Product in the Territory for a period of *** years,

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starting on the first day of the calendar *** immediately following the calendar *** in which VBI is granted a license as set out in Section 6.5.2; each such year hereinafter referred to as a “Reference Year”. Such net sales of Product shall be determined as set out in Appendix 3. For the purposes of this Section 6.5.4 and Appendix 3 the term “Product” shall also include any other C1 esterase inhibitor plasma-derived product.

6.5.5.	Sanquin shall invoice VBI for the royalty fee for each Reference Year following the final determination of the net sales in such Reference Year in accordance with Appendix 3. All such invoices shall be due and payable within *** calendar days after the date of invoicing.

7.	Regulatory matters

7.1.	Obtaining and maintenance of Regulatory Approval. Subject to and in accordance with the Commercialization Plan for the Americas and Israel, VBI shall use Commercially Reasonable Efforts to obtain Regulatory Approvals for the Product, and undertake all related regulatory activities in connection therewith, including but not limited to filing of and following-up on applications for such Regulatory Approvals with the relevant Regulatory Authorities, at VBI’s ***. Also after any Regulatory Approval for the Product has been obtained, VBI shall be responsible for all regulatory activities with respect to such Regulatory Approval, at VBI’s ***.

7.2.

Clinical trials. VBI shall be solely responsible for conducting and supporting all clinical trials and other development activities in support of its efforts described in Section 7.1 and the Commercialization Plan for the Americas and Israel. VBI shall periodically provide Sanquin with the opportunity to review, to make recommendations concerning and to approve of such clinical trials and other development activities in advance of conducting such clinical trials within the scope of the JSC. More specifically VBI shall present to and discuss with Sanquin a request for approval of any clinical trial it intends to conduct together with a general outline of such clinical trial, including details in respect of the disease entity, the sites, the dosing scheme and the clinical endpoint. Subsequently Sanquin shall have *** Business Days to consider such clinical trial and to respond to VBI’s request for approval thereof, it being understood that Sanquin shall take into account any recommendations and/or requirements with respect to such clinical trial made by the FDA or any other Regulatory Authority. If Sanquin does not respond to VBI’s request for approval of such clinical trial within such *** Business Day-period, such approval shall be deemed given by

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Sanquin. Any disapproval by Sanquin of a clinical trial shall be duly substantiated, it being understood that the only basis for disapproval can be ***. In the event of a major change to a general outline of a clinical trial as approved by Sanquin, VBI will notify Sanquin thereof, in which event Sanquin will have another *** Business Day-period to consider and approve such major change in accordance with what is set out before.

7.3.	Cooperation.

7.3.1.	Without limiting the generality of the foregoing, VBI and Sanquin shall collaborate and cooperate in all regulatory matters with respect to any Regulatory Approval including without limitation with respect to the preparation and filing of all applications for Regulatory Approvals and in connection with communications to or inspections or audits by a Regulatory Authority with respect to any Regulatory Approval. Without limiting the generality of the foregoing, Sanquin shall cooperate with any reasonable request for assistance from VBI, including by, at Sanquin’s ***, making available to VBI information, including without limitation manufacturing and quality control data and other information on the manufacturing process for the Product as is reasonably necessary to prepare, file, obtain and maintain any Regulatory Approval.

7.3.2.	VBI and Sanquin shall disclose to each other all data resulting from clinical studies as well as any other data of which either of them may come into possession related to the Product. VBI and Sanquin agree to consult with each other in the interpretation and reporting of such data. VBI and Sanquin shall have the right to use such data *** in reporting and updating their regulatory files in support of obtaining and maintaining regulatory approvals.

7.4.	Information obligations relating to Regulatory Approvals. VBI shall inform Sanquin on a *** basis of the status of all applications for Regulatory Approvals for the Product as filed by VBI. In addition VBI shall provide to Sanquin copies of all registration dossiers relating to the Product (including any updates of such dossiers) that are the subject of Regulatory Approvals, including but not limited to the BLA.

7.5.	Ownership Regulatory Approval.

7.5.1.	VBI shall own each Regulatory Approval as obtained for the Product in the Territory.

7.5.2.

Commercialization. VBI shall use its Commercially Reasonable Efforts to, after receipt of Regulatory Approval for the Product in a Target Country, launch the Product for commercial sale in such Target Country in accordance with the

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timeframes set forth in the Commercialization Plan for the Americas and Israel. VBI shall promptly deliver notice to the JSC of its decision to cease the commercialization of, or to not commercialize, the Product in any country of the Territory where VBI holds a valid Regulatory Approval or has filed an application for Regulatory Approval including in such notice whether such determination is a result of a Valid Delaying Event. If such decision is not a result of a Valid Delaying Event, upon written request of Sanquin, VBI shall have the option to (i) change its decision and use its Commercially Reasonable Efforts to commercialize the Product in such Target Country (and shall have *** days to provide Sanquin with reasonable evidence of such efforts) or (ii) transfer its rights to such Regulatory Approval with respect to such Target Country or application for Regulatory Approval with respect to such Target Country to Sanquin for ***.

7.5.3.	VBI shall promptly inform Sanquin of the filing of a petition for bankruptcy of VBI or any application for any equivalent insolvency proceedings in respect of VBI. After VBI has become bankrupt or insolvent upon filing of such petition or application, the following applies: in the event that VBI is in breach of this Agreement and such breach has not been cured within *** Business Days after delivery of a written notice of default, Sanquin shall *** obtain for *** VBI’s rights to the Regulatory Approvals as obtained by VBI and/or the applications for Regulatory Approvals as filed by VBI.

7.6.	Agency.

7.6.1.	VBI shall act as Sanquin’s “agent” (vertegenwoordiger) in the relation with the FDA in connection with this Agreement. VBI will perform the agency activities ***.

7.6.2.	VBI will continue to act as Sanquin’s US “agent” (vertegenwoordiger) in the relation with the FDA for products other than the Product unless specifically requested by Sanquin to transfer this responsibility to another party.

7.7.	Pharmacovigilance.

7.7.1.	Each Party shall promptly notify the other Party of any information that comes to such Party’s attention concerning any serious or unexpected side effect, injury, toxicity or sensitivity reaction, and the severity thereof, due to any cause associated with, or observed in conjunction with the use or following administration of, the Product in accordance with that certain pharmacovigilance agreement to be entered into between the Parties (the “PV Agreement”). The terms of the PV Agreement shall be discussed and agreed upon between the Parties within the scope of the JSC. The Parties shall enter into such PV Agreement no later than ***.

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7.7.2.	Until entry into the PV Agreement, the following shall apply. VBI shall be responsible for pharmacovigilance activities in the Territory in accordance with Applicable Law, and shall keep Sanquin informed in accordance with Applicable Law. Sanquin shall provide timely assistance in responding to any complaints with respect to the Product, including without limitation by review of Batch records and retained samples as well as testing of the Product. VBI shall reimburse Sanquin for *** incurred therewith unless it appears that any complaint was directly or indirectly a result of Sanquin’s failure to manufacture the Product in accordance with the Specifications, in which case such reasonable costs shall be for the account of Sanquin.

7.8.	Product recalls.

7.8.1.	If any Batch of Product must be recalled or withdrawn due to failure to meet any applicable Specifications, requirements of the FDA or any other applicable Regulatory Authority or any other requirements of Applicable Law, the Party identifying such reason for recall or withdrawal shall immediately inform the other Party thereof. Whether it is Sanquin or VBI (whether or not upon instruction by the FDA or any other Regulatory Authority) that determines that a recall or withdrawal is warranted, VBI shall have the sole responsibility to effectuate such recall or withdrawal, provided, however, that VBI shall not initiate such recall or withdrawal without the prior written consent or instruction of Sanquin.

7.8.2.	Sanquin shall provide its reasonable cooperation in effecting a recall or withdrawal. VBI shall reimburse Sanquin for any costs reasonably made by Sanquin in relation to a recall or withdrawal. However, if a recall or withdrawal is the result of Sanquin’s failure to manufacture a Batch of Product in accordance with the Specifications and each Regulatory Approval, a manufacturing error or omission, or the negligence of Sanquin, Sanquin shall reimburse VBI for any costs reasonably made to effectuate such recall or withdrawal.

7.9.	Retention of samples and documentation.

7.9.1.	Sanquin shall generate, retain and maintain:

a.	all records necessary to comply with cGMP and all other Applicable Law relating to the manufacture of the Product;

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b.	all manufacturing records, standard operating procedures, equipment log books, Batch manufacturing records, laboratory notebooks and all raw data relating to the manufacturing of the Product; and

c.	samples of each Batch and Raw Materials (other than the Source Plasma).

For purposes of this Section 7.9.1, samples shall include a quantity of representative material of each Batch and Raw Materials sufficient to perform at least full duplicate quality control testing, and shall specify the dates of manufacture and packaging thereof. Samples so retained shall be selected at random from either final container material or from bulk and final containers, provided that they include at least one final container as a final package, or package-equivalent of such filling of each Batch. Such samples shall be stored at temperatures and under conditions which will maintain the identity and integrity of the relevant sample.

7.9.2.	VBI shall generate, retain and maintain:

a.	all records necessary to comply with Applicable Law relating to the storage, distribution and sale of the Product; and

b.	all records, standard operating procedures, equipment log books, suppliers data and other raw data relating to the purchase, storage and shipment of the Source Plasma and samples of the Source Plasma required by Applicable Law.

7.9.3.	All materials, samples, records and other items referred to in Sections 7.9.1 and 7.9.2 shall be retained by Sanquin and VBI, respectively for such period as may be required by cGMP and all other Applicable Law.

7.10.	Inspections.

7.10.1.	VBI Inspections. Sanquin agrees that VBI and its agents shall have the right from time to time, upon reasonable prior notice to Sanquin and during normal business hours, to inspect the Manufacturing Facilities as well as the manufacturing of the Product, including inspection of (a) the Raw Materials (including without limitation the Source Plasma) used for the manufacture of the Product, (b) the holding facilities for such Raw Materials, (c) the equipment used in the manufacture of the Product, and (d) all records relating to such manufacturing and the Manufacturing Facilities (to the extent they relate to the Product).

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7.10.2.	Sanquin Inspections. VBI agrees that Sanquin shall have the right from time to time, upon reasonable prior notice to VBI and during normal business hours, to inspect the Source Plasma collection centers, VBI’s distribution channels as well as the performance by VBI of its pharmacovigilance obligations under the PV Agreement. Following any such inspection, Sanquin shall discuss its observations and conclusions with VBI and if required pursuant to Applicable Law, VBI shall implement such corrective actions as may be reasonably determined by Sanquin and within such period as may be agreed by the Parties.

7.10.3.	Regulatory inspections. VBI shall be responsible for all obligations under the regulations of all applicable Regulatory Authorities. VBI shall notify Sanquin by telephone within *** hours, and in writing within *** Business Days, after learning of any proposed inspection by the FDA or any other Regulatory Authority pertinent to the Raw Materials, Product or Specifications, and promptly by telephone after learning of any unannounced inspection pertinent to the Raw Materials, Product or Specifications. VBI shall provide to Sanquin a copy of any report and other written communications received from the FDA or any other Regulatory Authority in connection with such inspection within *** Business Days after receipt thereof.

8.	Representations and warranties

8.1.	Product Warranties from Sanquin. Sanquin hereby represents and warrants to VBI as of the date of the delivery of the Product to VBI as follows: (a) the Product is in conformity with the Specifications; (b) the Product has been manufactured in conformance with cGMP, all other Applicable Law, this Agreement and the Quality Agreement; and (c) the Product has been manufactured in facilities that are in compliance with Applicable Law at the time of such manufacture (including applicable inspection requirements of the FDA and other Regulatory Authorities).

8.2.	Product Warranties from VBI. VBI hereby represents and warrants to Sanquin as follows: (a) VBI shall import, use, sell and offer for sale the Product in the Territory in accordance with the Regulatory Approvals, good distribution practices and Applicable Law; (b) the Source Plasma as supplied to Sanquin for the manufacturing of the Product is in conformity with the Specifications, all other Applicable Law, this Agreement and the Quality Agreement; and (c) VBI, its Affiliates and any sublicensee of VBI are duly authorized to distribute the Product in the Territory.

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8.3.	Additional Representations and Warranties.

8.3.1.	By VBI. VBI hereby represents and warrants to Sanquin that (a) it is a corporation validly existing under the laws of the state of Delaware; (b) it has the requisite authority to enter into this Agreement and to perform its obligations hereunder; (c) it has obtained all necessary corporate approvals to enter into this Agreement; (d) this Agreement is a legal, valid and binding agreement of VBI, enforceable against VBI in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; (e) it is not aware of any contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder; and (f) it is in material compliance with all Applicable Law.

8.3.2.	By Sanquin. Sanquin hereby represents and warrants to VBI that (a) it is a foundation organized and existing under the laws of The Netherlands; (b) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder; (c) it has obtained all necessary corporate approvals to enter into this Agreement; (d) this Agreement is a legal, valid and binding agreement of Sanquin enforceable against Sanquin in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; (e) the Product is approved for marketing and sale for hereditary angeoedema by the Dutch Medicines Evaluation Board; (f) it is in material compliance with all Applicable Law, (g) it has sufficient capacity, facilities and employees with the requisite skill and experience to manufacture the Product conforming to the warranty set forth in Section 8.1 hereof, and (h) there is no Third Party intellectual property which would be infringed as a result of manufacturing the Product in accordance with this Agreement.

8.4.	Information Rights. Annually, prior to 15 April, VBI shall provide to Sanquin a copy of VBI’s unaudited financial statements, compliant with US GAAP and a copy of ViroPharma Incorporated’s audited financial statements, compliant with US GAAP.

9.	Indemnification and insurance

9.1.

Indemnification of VBI. Sanquin shall indemnify, hold harmless and defend VBI and its Affiliates from and against any and all claims, actions, causes of action, judgments, awards, liabilities, taxes, losses, costs or damages, all of which within the meaning of articles 6:95 and 6:96 Dutch Civil Code, as well as reasonable attorneys’ fees (collectively, the “Losses”) suffered by them, to the extent arising out of or resulting from and/or with respect to (a) Sanquin’s infringement of any Third Party’s intellectual property as a result of the manufacturing of the Product,

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(b) Sanquin’s breach of this Agreement, or (c) Sanquin’s negligence or wilful misconduct, in each case except to the extent VBI has an obligation to indemnify Sanquin therefor in accordance with Section 9.2 hereof.

9.2.	Indemnification of Sanquin. VBI shall indemnify, hold harmless and defend Sanquin and its Affiliates (including CAF-DCF) from and against any and all Losses, suffered by them, which arise out of or result from and/or with respect to (a) any value added tax and customs duties, including penalties, interest and any other costs or expenses related to or associated with such taxation in relation to the flow of goods (including Source Plasma) between Sanquin and/or CAF-DCF on the one hand and VBI (formerly known as LPI) and its Affiliates on the other hand under the Original Agreement and this Agreement, (b) VBI’s infringement of any Third Party’s intellectual property as a result of the sale of the Product in the Territory, (c) a breach by VBI of the terms of this Agreement, or (d) VBI’s negligence or wilful misconduct, in each case except to the extent Sanquin has an obligation to indemnify VBI therefor in accordance with Section 9.1 hereof.

9.3.	Limitation. VBI and Sanquin explicitly accept and agree that under no circumstance within the scope of the present contractual relationship between both Parties, shall one Party be required to indemnify the other Party against punitive damages, exemplary damages, pain and suffering, and loss of compensation, arising out or related to the breach of any representation, warranty or other contractual obligation by a Party.

9.4.	Notice of Claims. If any Party to be indemnified under this Section 9 (the “Indemnified Party”) has suffered or incurred any Loss, the Indemnified Party shall so notify the party from whom indemnification is sought (the “Indemnifying Party”) promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at law or suit in equity is instituted by a Third Party (a “Third Party Claim”) with respect to which the Indemnified Party intends to claim any liability as a Loss, the Indemnified Party shall promptly give written notification (the “Third Party Claim Notice”) to the Indemnifying Party of such Third Party Claim and offer to tender to the Indemnifying Party the defense of such Third Party Claim. A failure by the Indemnified Party to give notice and to offer to tender the defense of the Third Party Claim in a timely manner pursuant to this Section 9.4 shall not limit the obligation of the Indemnifying Party under this Section 9, except to the extent such Indemnifying Party is prejudiced thereby.

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9.5.	Third Party Claims.

9.5.1.	The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within *** days of receipt of a Third Party Claim Notice from the Indemnified Party with respect thereto, to assume the conduct and control, at the expense of the Indemnifying Party and through counsel of its choosing that is reasonably acceptable to the Indemnified Party any Third Party Claim, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall obtain the prior written consent of the Indemnified Party for any proposed compromise or settlement, except in the case of any settlement that is on solely monetary terms, will be indemnified in full by the Indemnifying Party and provides for no admission of liability on the part of the Indemnified Party. No Indemnified Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the consent of the Indemnifying Party. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

9.5.2.	The parties hereto shall cooperate in the defense of any Third Party Claim, with such cooperation to include (a) the retention and the provision of the Indemnifying Party records and information that are reasonably relevant to such Third Party Claim, and (b) reasonable access to employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

9.6.	Insurance. Each Party represents and warrants that it is sufficiently self insured or insured against any liability arising under this Section 9.

10.	Force Majeure

10.1.

If either Party is prevented from complying, either totally or in part, with any of the terms or provisions set forth in this Agreement by reason of force majeure, including, by way of example and not of limitation, acts of God, war, insurrection, civil commotion, destruction of production facilities or materials by earthquake,

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fire, flood or storm, labor disturbances including strikes or lockouts, epidemic or failure of suppliers, public utilities or common carriers, or any other similar or dissimilar cause, in each case to the extent beyond its control despite having used commercially reasonable efforts to avoid, minimize, and resolve such cause as promptly as possible (each, a “Force Majeure Event”), such Party shall (a) provide written notice of same to the other Party, and (b) subject to its following obligations with respect to such Party’s efforts to remove the disability, its obligations that are prevented from compliance by such Force Majeure Event are suspended, without liability, during such period, and neither Party shall be liable to the other in damages for, nor shall this Agreement be terminable by reason of, such Force Majeure Event. The Party prevented from performing hereunder shall use its commercially reasonably efforts to remove such disability as promptly as possible and shall continue performance whenever, and to the extent, such causes are removed. The Party so affected shall provide to the other Party a good faith estimate of the continuing effect of the Force Majeure Event and the duration of the affected Party’s non-performance, and periodic updates on a reasonable basis.

11.	Term and termination

11.1.	Term.

11.1.1.	This Agreement is entered into for an initial term ending on December 31, 2015 (the “Term”).

11.1.2.	The Term shall be automatically extended for up to eighteen (18) additional years by way of six (6) three (3) year renewal periods. Each Party may terminate this Agreement at the end of the Term or any subsequent renewal period, provided that VBI shall provide written notice of termination to Sanquin at least two (2) years prior to the date of expiration of such contract period and Sanquin shall provide written notice of termination to VBI at least three (3) years prior to the date of expiration of such contract period, it being understood that the Agreement will expire automatically at the end of the eighteen (18) year renewal period (without the requirement of notice of termination or taking into account a notice period).

11.1.3.	This Agreement may be further extended pursuant to the mutual written agreement of the Parties at any time prior to its expiration.

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11.2.	Termination.

11.2.1.	Each Party shall have the right to terminate this Agreement by giving the other Party written notice if:

(i)	The other Party fails to perform or violates any material provision of this Agreement, and such failure continues unremedied for a period of thirty (30) days after the date the notifying Party gives written notice to the defaulting Party with respect thereto. The Parties agree that in any case the following events are to be considered and understood as a failure to perform or a violation of a material provision of this Agreement as referred to in this Section 11.2.1(i):

a	VBI fails in a period of *** consecutive months, for whatever reason, to settle and pay *** invoices for the manufacturing fee for the Product within the contractual payment term set out in Section 5.5 above;

b	VBI fails to comply with the provisions of Section 4.12 concerning any Annual Minimum Quantity (subject to Sanquin supplying sufficient quantities of Product as ordered by VBI); or

c	VBI or ViroPharma Incorporated enters into any agreement to *** with a Competitor without the prior written consent of Sanquin.

(ii)	The other Party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed with any court of competent jurisdiction by the other Party, or the other Party makes or executes any assignment for the benefit of creditors, or a receiver is appointed to control the business of the other Party.

11.3.	Effect of expiration or termination.

11.3.1.	The expiration or earlier termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such termination, and the provisions of Sections 1 (Definitions), 6.5.4, 7.5.3, 7.8 (Product recalls), 7.9 (Retention of samples and documentation), 9.1, 9.2, 9.3, 9.4, 9.5, 11.3 (Effect of expiration or termination), 16 (Confidentiality), 17.4 (Notices) and 19 (Governing law) shall survive the expiration or termination of this Agreement.

11.3.2.	Upon expiration or earlier termination of this Agreement, each Party, at the request of the other shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Confidential Information except that the legal department of such Party may retain a copy for archival purposes.

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11.3.3.	Upon expiration or termination of this Agreement for any reason the Parties shall consult with each other in order to settle any outstanding obligations under this Agreement (to the extent possible), (a) VBI shall have the right to sell off all Product in its inventory as of the date of expiration or termination, provided that all fees in respect of such Product have been paid to Sanquin, and (b) Sanquin shall have the right to retain all Product and Intermediates in Sanquin’s and/or CAF-DCF’s inventory as of the date of expiration or termination, unless in the event of payment by VBI of all fees due in relation to such Product.

11.3.4.	In the event of termination of this Agreement as a result of a material breach of this Agreement by VBI as referred to in section 11.2.1(i) under a, b or c, Sanquin shall *** VBI’s rights to the Regulatory Approvals as obtained by VBI and/or the applications for Regulatory Approvals as filed by VBI.

12.	Trademarks and Labeling

12.1.	Prohibitions. Sanquin shall not affix to the Product, or any packaging thereof, any label, stamp or other mark identifying Sanquin as the source of the Product except as may be required by Applicable Law.

12.2.	Use by Sanquin. Nothing contained herein shall give Sanquin any right to use any VBI copyright or trademark, and Sanquin shall not obtain any right, title, or interest in any VBI trademark by virtue of this Agreement or its performance of services hereunder.

13.	Assignment and delegation

13.1.	This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the non-assigning Party, which shall not be unreasonably withheld, provided however, that:

(i)

VBI shall have the right, from time to time, and without the necessity of providing notice to or obtaining the consent of Sanquin, to delegate, assign, and/or subcontract to any wholly owned Affiliate(s), certain of the rights and/or obligations under this Agreement, and including, among other things, responsibility for European and outside the United States of America Territory regulatory submissions, manufacturing and logistics activities in Europe, including inventory control and management of Source Plasma, logistics and distribution activities for Source Plasma within Europe, and oversight and direction of manufacture and performance of activities by Sanquin in Europe. Accordingly, and without

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limiting the generality of the foregoing, any obligation assigned to VBI under this Agreement may be performed by its Affiliate without the need for this Agreement to state explicitly that VBI shall procure the performance of any particular Affiliate in any particular circumstances; provided, however, that in all cases, VBI shall remain the contract Party under the Agreement and shall remain responsible to Sanquin for the performance of all such obligations under this Agreement; and

(ii)	Sanquin shall have the right, from time to time, and without the necessity of providing notice to or obtaining the consent of VBI, to delegate, assign, and/or subcontract to CAF-DCF and any wholly owned Affiliate(s), certain of the rights and/or obligations under this Agreement, it being understood that Sanquin shall remain the contract Party under the Agreement and shall remain responsible to VBI for the performance of all such obligations under this Agreement.

14.	Change of control VBI and ViroPharma Incorporated

14.1.	Prior to VBI and/or ViroPharma Incorporated entering into any agreement to merge, be acquired or sell substantially all of its assets to another company, Sanquin shall have the right to conduct due diligence to establish that said company is not to be considered as a Competitor.

14.2.	VBI and/or ViroPharma Incorporated shall not enter into any agreement to merge, be acquired or sell substantially all of its assets with a Competitor without the prior written consent of Sanquin, which shall not be unreasonably withheld.

14.3.	VBI and ViroPharma Incorporated agree that any surviving entity in a merger, acquirer of assets, or any other successor of VBI and/or ViroPharma Incorporated shall be bound by and subject to all of the terms and conditions of this Agreement.

15.	Non-compete

15.1.	As from the Effective Date up to 31 December 2018, VBI, its Affiliates and its sublicensees shall not distribute, market, offer for sale, sell, import or promote any Competitive Product in the Territory, except with the consent of Sanquin.

“Competitive Product” means any pharmaceutical product, other than the Product, that (a) is a C1 esterase inhibitor or any other pharmaceutical product with C1 esterase inhibitor like actions; (b) is approved for commercial sale in the applicable country in the Territory; and (c) is sold with a label that includes indications substantially identical to any indication for the Product in the applicable country in the Territory.

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16.	Confidentiality

16.1.	Non-Disclosure. The Receiving Party agrees not to disclose Confidential Information of the Disclosing Party to a Third Party or to an Affiliate and to use Confidential Information of the Disclosing Party only for the purposes of this Agreement. For the avoidance of doubt: any and all information that is included in or filed with respect to Regulatory Approvals shall be deemed Confidential Information.

16.2.	Exclusions to Confidentiality. The restrictions contained in Section 16.1 shall not apply to Confidential Information that (i) is submitted by the Receiving Party to Regulatory Authorities to facilitate the issuance of Regulatory Approvals, provided that reasonable measures shall be taken to assure confidential treatment of such information; or (ii) is otherwise required to be disclosed in compliance with Applicable Law or applicable regulations (including, without limitation, to comply with SEC, NASDAQ or stock exchange disclosure requirements) or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement and will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

16.3.	Liability. A Party shall be liable for a breach of the obligations of this Section 16 by an employee or agent of such Party.

16.4.	Return of Confidential Information. Upon termination of this Agreement, upon the first request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party the Disclosing Party’s Confidential Information, including all copies thereof, except to the extent that retention of such Confidential Information is reasonably necessary for the Receiving Party to fulfill its obligations contemplated hereby, including its obligations of confidentiality, nondisclosure and nonuse hereunder. At the Disclosing Party’s written request, the Confidential Information that is otherwise required to be returned to the Disclosing Party shall be destroyed and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the Receiving Party of its other obligations under this Agreement.

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17.	Miscellaneous

17.1.	Waiver. A failure by one of the Parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the Parties hereto with respect to any rights shall extend to or affect any subsequent breach or impair any right consequent thereon.

17.2.	Severability. The Parties agree that it is the intention of neither Party to violate any public policy, statutory or common laws, and governmental or supranational regulations and if any provision of this Agreement is or becomes invalid or non-binding, the Parties shall remain bound by all other provisions hereof. In that event, the Parties shall replace the invalid or non-binding provision by a provision that is valid and binding and that has, to the greatest extent possible, a similar effect as the invalid or non-binding provision, given the contents and purpose of this Agreement.

17.3.	Independent Contractors. It is not the intent of the Parties hereto to form any partnership or joint venture. Each Party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give such party the power or authority to act for, bind or commit the other Party in any way whatsoever.

17.4.	Notices. Without prejudice to Section 19.5 below, all notices and other communications required or desired to be given or sent by one Party to the other Party shall be in writing, in the English language, and shall be deemed to have been given (a) on the date of delivery, if delivered to the persons identified below, (b) five calendar days after mailing if mailed, with proper postage, by certified or registered airmail, postage prepaid, return receipt requested, addressed as set forth below, (c) on the date of receipt if sent by telecopy or e-mail, and confirmed in writing in the manner set forth in subsection (b) on or before the next day after the sending of the telecopy or e-mail, as the case may be, or (d) two (2) Business Days after delivered to an internationally recognized overnight courier service marked for overnight delivery, as follows:

To Sanquin:

Stichting Sanquin Bloedvoorziening

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Plesmanlaan 125

1066 CX Amsterdam

The Netherlands

Attn: Managing director of the Plasma Products Division

Telephone:+31 20 512 3744

Telecopy: +31 20 512 3794

E-mail: r.tiebout@sanquin.nl, with a copy to: robert.tiebout@caf-dcf.redcross.be

With a copy to:

Stichting Sanquin Bloedvoorziening

Plesmanlaan 125

1066 CX Amsterdam

The Netherlands

Attn: Corporate Secretary

Telephone: +31 20 512 3769

Telecopy: +31 20 512 3303

E-mail: m.debruijn@sanquin.nl

To VBI:

ViroPharma Biologics, Inc.

730 Stockton Drive

Exton, Pennsylvania 19341

USA

Attn: President

Telephone: 1 (610) 458-7300

Telecopy: 1 (610) 458-7380

Email: Daniel.Soland@viropharma.com

With a copy to:

ViroPharma Biologics, Inc.

730 Stockton Drive

Exton, Pennsylvania 19341

USA

Attn: Corporate Secretary

Telephone: 1 (610) 458-7300

Telecopy: 1 (610) 458-7380

Email: Peter.Wolf@viropharma.com

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Any Party may change such Party’s address for notices by notice duly given pursuant to this Section 17.4.

17.5.	Captions. The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

17.6.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

18.	Entire Agreement

18.1.	This Agreement, the Original Quality Agreements (to be replaced by the Quality Agreement) and the PV Agreement (to be entered into) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede and replace all prior agreements, understandings, writings and discussions between the Parties.

18.2.	This Agreement amends and restates the Original Agreement in its entirety as of the Effective Date, and replaces the Original Agreement in its entirety as of the Effective Date. The Quality Agreement will amend and restate the original Quality Agreements in their entirety as of the date of execution of the Quality Agreement.

18.3.	This Agreement may not be amended except by a written instrument executed by the Parties.

19.	Governing law and dispute resolution

19.1.	This Agreement is governed by, and all disputes arising under or in connection with this Agreement shall be resolved in accordance with the laws of The Netherlands (to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods (CISG)).

19.2.

The Parties shall endeavor to resolve any dispute arising out of or in connection with this Agreement by negotiation. If, within *** days after written notice by either Party of the existence of a dispute, the Parties do not resolve such dispute, then the dispute shall be referred to a representative for each Party for further negotiation. Any dispute arising out of or in connection with this Agreement which remains unresolved *** days after either Party gives written notice of the existence of such dispute shall be finally resolved by arbitration in accordance with the Rules of the Netherlands Arbitration Institute. The arbitral tribunal shall comprise of three arbitrators. The place of arbitration shall be Amsterdam, the

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Netherlands. The language to be used in arbitration shall be English. The arbitral tribunal shall decide in accordance with the rules of law. This Section 19.2 is without prejudice to Section 19.4 and the provisions in Appendix 3 regarding the determination of net sales by an Expert.

19.3.	The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

19.4.	Notwithstanding the foregoing, either Party has the right to apply to any court of competent jurisdiction for provisional relief, including pre-arbitral attachments, a temporary restraining order, temporary injunction, permanent injunction and/or order of specific performance, as may appear reasonably necessary to preserve the rights of either Party. The application by either party to a judicial authority for such measures shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitrator.

19.5.	For the purposes of the service (betekening) of any litigation and arbitration documents such as a writ of summons, a statement of claim, a legal judgment or arbitration award under this Agreement, VBI elects to have its domicile (woonplaats) at: the offices of DLA Piper Nederland N.V., Gebouw Meerpark, Amstelveenseweg 638, 1081 JJ, Amsterdam, The Netherlands, or such other address for which notice is duly given under this Agreement. Simultaneously with the service of any such litigation or arbitration document in accordance with the aforementioned, Sanquin shall send a copy of such document to VBI by telecopy or by e-mail in accordance with Section 17.4; provided that service shall not be effective in the absence of such simultaneous transmission by telecopy or e-mail.

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In witness whereof, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date:

VIROPHARMA BIOLOGICS, INC.

By:	/s/ Daniel B. Soland

Title:	President and Director

STICHTING SANQUIN BIOEDVOORZIENING

By:	/s/ T.J.F Buunen

Title:	Chairman

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PARENT GUARANTY

ViroPharma Incorporated, a corporation organized under the laws of the State of Delaware, United States of America, hereby guaranties the performance by ViroPharma Biologics, Inc. of each and every covenant, agreement and obligation set forth in the Distribution and Manufacturing Services Agreement for the Americas and Israel to which this guaranty is attached, when and as due in accordance with the terms of such Distribution and Manufacturing Services Agreement for the Americas and Israel. This guaranty shall be governed by and interpreted in accordance with the laws of the Netherlands, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this guaranty to the substantive law of another jurisdiction. ViroPharma Incorporated hereby submits to, and agrees to be bound by: (a) the dispute resolution provisions set forth in Section 19 of the Distribution and Manufacturing Services Agreement for the Americas and Israel, (b) the change of control provision set forth in Section 14 of the Distribution and Manufacturing Services Agreement for the Americas and Israel, (c) the confidentiality provisions set forth in Section 16 of the Distribution and Manufacturing Services Agreement for the Americas and Israel, and (d) the notice provisions set forth in Section 17.4 of the Distribution and Manufacturing Services Agreement for the Americas and Israel, and the notice information for such purposes is:

ViroPharma Incorporated

730 Stockton Drive

Exton, Pennsylvania 19341

USA

Attn: CEO

Telephone: 1 (610) 458-7300

Telecopy: (610) 458-7380

Email: Vincent.Milano@viropharma.com

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With a copy to:

ViroPharma Incorporated

730 Stockton Drive

Exton, Pennsylvania 19341

USA

Attn: General Counsel

Telephone: 1 (610) 458-7300

Telecopy: (610) 458-7380

Email: Peter.Wolf@viropharma.com

For the purposes of the service (betekening) of any litigation and arbitration documents such as a writ of summons, a statement of claim, a legal judgment or arbitration award under this Parent Guarantee, ViroPharma Incorporated elects to have its domicile (woonplaats) at: the offices of DLA Piper Nederland N.V., Gebouw Meerpark, Amstelveenseweg 638, 1081 JJ, Amsterdam, The Netherlands, or such other address for which notice is duly given under this Agreement. Simultaneously with the service of any such litigation or arbitration document in accordance with the aforementioned, Sanquin shall send a copy of such document to ViroPharma Incorporated by telecopy or by e-mail in accordance with Section 17.4; provided that service shall not be effective in the absence of such simultaneous transmission by telecopy or e-mail.

This Parent Guarantee will survive the termination of the Distribution and Manufacturing Services Agreement for the Americas and Israel to which this guaranty is attached, so long as a commercial relationship between Sanquin and VBI and/or any of its Affiliates exists.

ViroPharma Incorporated

By:	/s/ Vincent Milano

Name:	Vincent Milano

Title:	President, CEO and Chairman

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APPENDIX 1 – ANNUAL MINIMUM QUANTITY (IN MILLION UNITS OF PRODUCT)

Calendar year	Annual Minimum Quantity

***	***

***	***

***	***

***	***

*** and onwards	***

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APPENDIX 2 – FEES

2.	Handling Services fee

2.1.	The fee for the Handling Services amounts to *** per kg of Source Plasma delivered by VBI to Sanquin (independent of whether or not such Source Plasma is used for toll manufacturing of Product by Sanquin).

2.2.	The fee for the Handling Services shall be adjusted *** on ***, starting on ***, on the basis of the adjustment of the *** according to the *** according to the following formula: ***.

3.	Manufacturing fee

3.1.	The fee for the manufacturing of the Product is as set out below:

Volume (Units) during each *** month-period	Fee per Vial
*** million	***

In excess of *** million	***

3.2.	The manufacturing fee shall be adjusted *** on ***, starting on ***, on the basis of the adjustment of the *** according to the following formula: ***.

3.3.	Concerning the manufacturing fee the following applies:

a	it is assumed that a Vial contains *** Units;

b	the Product shall be delivered by Sanquin to VBI without official Batch release, or similar approval, by any Governmental Authority;

c	the Product shall be supplied as filled and freeze-dried product in Vials which are individually labelled (using normal labeling, not including any rfid’s (radio frequency id’s) or similar devices in the label) and packed in an individual box including a package insert;

d	the individually packed Vials shall be grouped together in boxes containing at least *** individual Vials;

e	those *** (or more)-Vial boxes again grouped together in a bigger box made out of material which is sufficiently sturdy to avoid damage of the Vials or exposure of the Product to temperatures exceeding the specified limits under normal shipment conditions; and

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f	the Product as supplied by Sanquin to VBI shall not include any water for injections and/or infusion sets.

4.	Batch release fee

4.1.	The Batch release fee amounts to *** per Batch.

4.2.	The Batch release fee shall be adjusted *** on ***, starting on ***, on the basis of the adjustment of the *** according to the following formula: ***.

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APPENDIX 3 – DETERMINATION NET SALES

1.	Each time within a period of one (1) month upon expiry of a Reference Year, VBI shall send to Sanquin a report on the total net sales of Product in the Territory in such Reference Year, specifying the sales volumes and net sales prices per country, it being understood that such net sales shall be determined in accordance with US GAAP.

2.	Within *** Business Days upon receipt of any such report as referred to in 1 Sanquin may notify VBI whether it wishes to dispute the number of net sales in the report. Such notification shall include the reasons for such dispute in reasonable detail. If no notification is sent within such period or if the Parties otherwise agree on the number of net sales, such number shall be final.

3.	If a notification as referred to in 2 is received by VBI the Parties shall endeavor to agree on the number of the net sales in the Reference Year concerned within *** Business Days of the submission of such notification to VBI.

4.	If the Parties will not have agreed in writing on the number of net sales, within the *** Day period referred to in 3, the Parties shall appoint an independent accountant (onafhankelijke registeraccountant) of a firm of international repute (the “Expert”) to determine the net sales in a final and binding resolution (bindend advies).

5.	Failing agreement on the Expert between the Parties before the expiry of that *** Business Day period, the Expert shall be appointed within *** Business Days after the expiry of such period by the President of the Royal Institute of Chartered Accountants (Koninklijke Nivra) on written request of either of the Parties.

6.	The Expert shall as soon as possible thereafter, but in any event within *** Business Days of his appointment, notify the Parties of his decision on the determination of the net sales.

7.	Any *** payable to the Expert shall be *** the Parties. The *** shall be borne by the Parties in such proportion as the Expert shall, in his decision, determine to be reasonable.

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